UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 31, 2012, FS Investment Corporation II (the “Company”) increased the Company’s public offering price from $10.20 per share to $10.25 per share and increased the amount of the semi-monthly cash distributions payable to stockholders of record from $0.030813 per share to $0.030964 per share in order to maintain its annual distribution yield at 7.25% (based on the $10.25 public offering price).

The increase in the public offering price was effective as of the Company’s January 2, 2013 semi-monthly closing and first applied to subscriptions received from December 17, 2012 through January 1, 2013.  The increase in the semi-monthly distributions to $0.030964 per share is expected to commence with the semi-monthly cash distributions to be declared in January 2013.

The purpose of the increase in the public offering price was to ensure that the Company’s net asset value per share did not exceed the Company’s offering price per share, after deducting selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended.

Share Price Guidance

If the Company’s strong portfolio performance continues, causing its net asset value per share to exceed its increased net offering price, the Company’s board of directors (the “Board”) may further increase the per share offering price of its shares of common stock for its future semi-monthly closings. The Company expects that, if adjusted further, the per share public offering price will be between $10.25 and $10.40 per share. The Board has not yet determined that a further adjustment to the newly-established offering price of $10.25 per share will be necessary. In the event the Company determines to adjust its current offering price, a separate announcement will be issued. There can be no assurance that the amount of the semi-monthly cash distributions payable to the Company’s stockholders, if any, will increase in the event that the Company further increases its public offering price in the future.

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year.  The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income.  The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	January 2, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer